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Exhibit 10.1

INVESTMENT MANAGEMENT TRUST AGREEMENT

        This Investment Management Trust Agreement (this "Agreement") is made as of                        , 2008 by and between Third Wave Acquisition Corp. (the "Company") and American Stock Transfer & Trust Company (the "Trustee").

        WHEREAS, the Company's Registration Statement on Form S-1, as amended, No. 333-147524 (together with any registration statement filed pursuant to Rule 462(b), the "Registration Statement"), for its initial public offering of securities (the "IPO") has been declared effective as of the date hereof by the Securities and Exchange Commission (the "Effective Date");

        WHEREAS, Deutsche Bank Securities Inc. ("Deutsche Bank") is acting as the representative of the underwriters in the IPO (collectively, the "Underwriters");

        WHEREAS, the Company has agreed to issue warrants in a private placement that will occur prior to the IPO (the "Private Placement");

        WHEREAS, as described in the Registration Statement, and in accordance with the Company's Amended and Restated Certificate of Incorporation, an aggregate of $343,000,000 ($393,400,000 if the Underwriters' over-allotment option is exercised in full), which is comprised of (i) the net proceeds of the IPO (except as provided in the Registration Statement); (ii) the $7,800,000 received by the Company in exchange for its warrants pursuant to the Private Placement; and (iii) an additional $10,500,000 (or $12,075,000 if the Underwriters' over-allotment option is exercised in full) of the proceeds of the IPO, representing deferred underwriting discounts and commissions (the "Deferred Discount"), which Deutsche Bank has agreed to deposit in the Trust Account (as defined below), will be delivered to the Trustee to be deposited and held in the Trust Account for the benefit of the Company and the holders of the Company's common stock, par value $0.001 per share (the "Common Stock"), included in the units of the Company's securities issued in the IPO (the "Units"), and Deutsche Bank. The amount to be delivered to the Trustee will be referred to herein as the "Property," the stockholders for whose benefit the Trustee shall hold the Property will be referred to as the "Public Stockholders," and the Public Stockholders, Deutsche Bank and the Company will be collectively referred to as the "Beneficiaries"); and

        WHEREAS, the Company and the Trustee desire to enter into this Agreement to set forth the terms and conditions pursuant to which the Trustee shall hold the Property.

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

1.    Agreements and Covenants of Trustee.    The Trustee hereby agrees and covenants to:

        (a)   hold the Property in trust for the Beneficiaries in accordance with the terms of this Agreement, in a segregated trust account (the "Trust Account") established by the Trustee at                        ;

        (b)   manage, supervise and administer the Trust Account subject to the terms and conditions set forth herein;

        (c)   in a timely manner, upon the instruction of the Company, to invest and reinvest the Property in "government securities," within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended (the "1940 Act"), with a maturity of 180 days or less, or in any open ended investment company registered under the 1940 Act selected by the Company that holds itself out as a money market fund meeting the conditions of paragraphs (c)(2), (c)(3) and (c)(4) under Rule 2a-7 promulgated under the 1940 Act, as determined by the Company;

        (d)   collect and receive, when due, all principal and income arising from the Property, which shall become part of the "Property," as such term is used herein;

        (e)   notify the Company and Deutsche Bank of all communications received by it with respect to any Property requiring action by the Company;

        (f)    supply any necessary information or documents as may be requested by the Company in connection with the Company's preparation of the tax returns for the Trust Account or the Company;

        (g)   participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as and when instructed by the Company and/or Deutsche Bank to do so;

        (h)   render to the Company, and to such other persons as the Company may instruct, monthly written statements of the activities of and amounts in the Trust Account reflecting all receipts and disbursements of the Trust Account;

        (i)    release to the Company each month the interest earned on the Property, until a maximum of $5,950,000 of such interest has been released to the Company from the Trust Account, unless the Trustee has received notice from the Company that any interest income should be set aside to pay taxes in accordance with Section 1(j);

        (j)    upon written instructions from the Company, deliver to the Company or to such governmental entity or taxing authority as the Company shall direct, on a quarterly basis, from the Property in the Trust Account, an amount equal to the taxes payable by the Company, if any, relating to interest earned on the Property and any franchise taxes payable by the Company;

        (k)   upon written instructions from the Company, deliver to the Company up to $50,000 of the interest earned on the Property in the Trust Account for the purpose of paying the Company's costs and expenses of implementing a plan of distribution in connection with the dissolution and liquidation of the Company in the event that the Company fails to consummate an acquisition of one or more domestic or international operating businesses or assets through a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction or other similar business combination having collectively a fair market value of at least 80% of the balance of the Trust Account, net of taxes and amounts permitted to be disbursed for working capital and excluding the deferred underwriting discounts and commissions held in the Trust Account, at the time of the acquisition (a "Business Combination"); provided that such amounts will be delivered to the Company only to the extent that there remains in the Trust Account interest earned on the Property in excess of taxes payable by the Company relating to the interest earned on the Property;

        (l)    commence liquidation of the Trust Account only upon receipt of and only in accordance with the terms of a letter (the "Termination Letter"), in a form substantially similar to that attached hereto as Exhibit A or Exhibit B, signed on behalf of the Company by its Chief Executive Officer or Chief Financial Officer, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account only as directed in the Termination Letter and the other documents referred to therein as part of the Company's plan of dissolution and liquidation. The Trustee understands and agrees that, except as provided in Section 1(i), 1(j) and 1(k) hereof, disbursements from the Trust Account shall be made only pursuant to a duly executed Termination Letter; and

        (m)  as of the date 24 months from the consummation of the IPO, if the Company has failed to (1) consummate a Business Combination (the "Termination Date") or (2) deliver to the Trustee a notice stating that the time of termination has been extended by not more than twelve months following the Termination Date (in which case the date set forth in such notice shall be deemed to be the "Termination Date" for all subsequent purposes under this Agreement), commence liquidation of the Trust Account. The Trustee, upon consultation with and receipt of written instruction from the Company and Deutsche Bank, shall deliver a notice to Public Stockholders of record as of the

Termination Date, by U.S. mail or via the Depository Trust Company ("DTC"), within five business days of the Termination Date, to notify the Public Stockholders of such event and take such other actions as the Company and Deutsche Bank may direct to inform the Public Stockholders. Thereafter, the Trustee shall deliver to each Public Stockholder its ratable share of the Property against satisfactory evidence of delivery of the stock certificates (or, for shares of Common Stock held in book-entry form, against satisfactory evidence of cancellation of such shares) by the Public Stockholders to the Company through DTC, its Deposit/Withdrawal At Custodian (DWAC) system or as otherwise presented to the Trustee.

2.    Agreements and Covenants of the Company.    The Company hereby agrees and covenants:

        (a)   to provide all instructions to the Trustee hereunder in writing, signed by the Company's Chief Executive Officer. In addition, except with respect to its duties under Sections 1(i), 1(j), 1(k), 1(l) and 1(m) above, the Trustee shall be entitled to rely on, and shall be protected in relying on, any verbal or telephonic advice or instruction that it in good faith believes to be given by any one of the persons authorized above to give written instructions, provided that the Company and/or Deutsche Bank shall promptly confirm such instructions in writing;

        (b)   to hold the Trustee harmless and indemnify the Trustee from and against, any and all out-of-pocket expenses, including reasonable counsel fees and disbursements, or loss suffered by the Trustee in connection with any action, suit or other proceeding brought against the Trustee involving any claim, or in connection with any claim or demand which in any way arises out of or relates to this Agreement, the services of the Trustee hereunder, or the Property or any income earned from investment of the Property, except for expenses and losses resulting from the Trustee's gross negligence or willful misconduct. Promptly after the receipt by the Trustee of notice of demand or claim or the commencement of any action, suit or proceeding, pursuant to which the Trustee intends to seek indemnification under this paragraph, it shall notify the Company in writing of such claim (hereinafter referred to as the "Indemnified Claim"). The Trustee shall have the right to conduct and manage the defense against such Indemnified Claim, provided that the Trustee shall obtain the consent of the Company with respect to the selection of counsel, which consent shall not be unreasonably withheld. The Trustee may not agree to settle any Indemnified Claim without the prior written consent of the Company, which consent shall not be unreasonably withheld. The Company may participate in such action with its own counsel;

        (c)   to pay the Trustee a fee of $3,000, which shall be the full amount owing to the Trustee hereunder. It is expressly understood that the Property shall not be used to pay such fee. The Company shall pay the Trustee such fee upon the consummation of the IPO. The Company shall not be responsible for any other fees or charges of the Trustee, except as set forth in this Section 2(c) and as may be provided in Section 2(b) hereof (it being expressly understood that the Property shall not be used to make any payments to the Trustee under such Sections);

        (d)   within five business days (or as soon as practicable thereafter) following the earliest to occur of (i) the expiration or termination of the Underwriters' over-allotment option granted by the Company in connection with the IPO, (ii) its exercise in full and (iii) the Underwriters' determination not to exercise all or any remaining portion of the over-allotment option, to provide the Trustee notice in writing (with a copy to Deutsche Bank) of the total amount of the Deferred Discount, which shall in no event be less than $10,500,000; and

        (e)   in connection with any vote of the Company's stockholders regarding a Business Combination, provide to the Trustee an affidavit or certificate of a firm regularly engaged in the business of soliciting proxies and tabulating stockholder votes (which firm may be the Trustee) verifying the vote of the Company's stockholders regarding such Business Combination.

3.    Limitations of Liability.    The Trustee shall have no responsibility or liability to:

        (a)   take any action with respect to the Property, other than as directed in Section 1 hereof;

        (b)   institute any proceeding for the collection of any principal and income arising from, or institute, appear in or defend any proceeding of any kind with respect to, any of the Property unless and until it shall have received written instructions from the Company given as provided herein to do so and the Company shall have advanced or guaranteed to it funds sufficient to pay any expenses incident thereto;

        (c)   change the investment of any Property, other than in compliance with Section 1(c);

        (d)   refund any depreciation in principal of any Property invested in accordance with Section 1(c);

        (e)   assume that the authority of any person designated by the Company and/or Deutsche Bank to give written instructions hereunder shall not be continuing unless provided otherwise in such designation, or unless the Company and/or Deutsche Bank shall have delivered a written revocation of such authority to the Trustee;

        (f)    the other parties hereto or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, except for its gross negligence or willful misconduct. The Trustee may rely conclusively on, and shall be protected in acting upon, any order, judgment, instruction, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Trustee), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Trustee, in good faith, to be genuine and to be signed or presented by the proper person or persons. The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Trustee signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto;

        (g)   verify the correctness of the information set forth in the Registration Statement or to confirm or assure that any acquisition made by the Company or any other action taken by it is as contemplated by the Registration Statement; or

        (h)   verify calculations, qualify or otherwise approve Company requests for distributions pursuant to Sections 1(i), 1(j) and 1(k) above.

4.    No Right of Set-Off.    The Trustee waives any right of set-off or any right, title, interest or claim of any kind that the Trustee may have against the Property held in the Trust Account. In the event that the Trustee has a claim against the Company under this Agreement, including, without limitation, under Section 2(b), the Trustee will pursue such claim solely against the Company and not against the Property held in the Trust Account.

5.    Termination.    This Agreement shall terminate as follows:

        (a)   If the Trustee gives written notice to the Company that it desires to resign under this Agreement, the Company shall use its reasonable efforts to locate a successor trustee during which time the Trustee shall continue to act in accordance with the terms of this Agreement. At such time that the Company notifies the Trustee that a successor trustee has been appointed by the Company and has agreed to become subject to the terms of this Agreement, the Trustee shall transfer the management of the Trust Account to the successor trustee, including but not limited to the transfer of copies of the reports and statements relating to the Trust Account, whereupon this Agreement shall terminate; provided, however, that, in the event that the Company does not locate a successor trustee within 90 days of receipt of the resignation notice from the Trustee, the Trustee may, upon written notice to the Company, submit an application to have the Property deposited with the United States District Court for the Southern District of New York and, upon such deposit, the Trustee shall be immune from any liability whatsoever that arises due to any actions or omissions to act by any party after such deposit; or

        (b)   At such time that the Trustee has completed the liquidation of the Trust Account in accordance with the provisions of Section 1(l) hereof, and distributed the Property in accordance with the provisions of the Termination Letter, this Agreement shall terminate except with respect to Section 2(b) hereof.

6.    Miscellaneous.

        (a)   The Company and the Trustee each acknowledge that the Trustee will follow the security procedures set forth below with respect to funds transferred from the Trust Account. Upon receipt of written instructions, the Trustee will confirm such instructions with an Authorized Individual at an Authorized Telephone Number listed on the attached Exhibit C. The Company and the Trustee will each restrict access to confidential information relating to such security procedures to authorized persons. Each party must notify the other party immediately if it has reason to believe unauthorized persons may have obtained access to such information and of any change in its authorized personnel.

        (b)   This Agreement may be executed by facsimile and in several counterparts, which together shall constitute but one instrument.

        (c)   This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State, including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law and the New York Civil Practice Laws and Rules 327(b). The parties hereto agree that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and the parties hereto irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive. The parties hereto hereby waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

        (d)   This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. This Agreement or any provision hereof may only be changed, amended or modified by a writing signed by each of the parties hereto; provided that such action shall not materially adversely affect the interests of the Public Stockholders. Any other change, waiver, amendment or modification to this Agreement shall be subject to approval by a majority of the Public Stockholders. As to any claim, cross-claim or counterclaim in any way relating to this Agreement, each party waives the right to trial by jury.

        (e)   Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by certified or registered mail, by private national courier service (return receipt requested, postage prepaid), by personal delivery or by facsimile transmission. Such notice or communication shall be deemed given (i) if mailed, two days after the date of mailing, (ii) if sent by national courier service, one business day after being sent, (iii) if delivered personally, when so delivered, or (iv) if sent by facsimile transmission, on the second business day after such facsimile is transmitted, in each case as follows:

  If to the Trustee, to:

    American Stock Transfer & Trust Company
    59 Maiden Lane
    New York, New York 10038
    Attn: George Karfunkel
    Fax: (718) 331-1852

  If to the Company, to:

    Third Wave Acquisition Corp.
    591 West Putnam Avenue
    Greenwich, Connecticut 06830
    Attn: Matthew Eby
    Fax: (203) 273-7802

  In either case with a copy to:

    Skadden, Arps, Slate, Meagher & Flom LLP
    300 South Grand Avenue, Suite 3400
    Los Angeles, California 90071
    Attn: Gregg A. Noel, Esq.
    Fax: (213) 687-5600

  If to Deutsche Bank or the Underwriters, to:

    Deutsche Bank Securities Inc.
    60 Wall Street
    New York, New York 10005
    Attn: Syndicate Manager
    Fax: (212) 797-9344

  With a copy to:

    Debevoise & Plimpton LLP
    919 Third Avenue
    New York, New York 10022
    Attn: Peter J. Loughran
    Fax: (212) 909-6836

        (f)    This Agreement may not be assigned by the Trustee without the prior written consent of the Company and Deutsche Bank. This Agreement may be assigned by the Company to a wholly-owned subsidiary of the Company upon written notice to the Trustee.

        (g)   Each of the Trustee and the Company hereby represents that it has the full right and power and has been duly authorized to enter into this Agreement and to perform its respective obligations as contemplated hereunder. The Trustee acknowledges and agrees that it shall not make any claims or proceed against the Trust Account, including by way of set-off, and shall not be entitled to any funds in the Trust Account under any circumstance.

        (h)   The Trustee hereby consents to the inclusion of American Stock Transfer & Trust Company in the Registration Statement and other materials relating to the IPO.

        (i)    Deutsche Bank shall be a third party beneficiary of this Agreement.

[Remainder of document intentionally left blank. Signature page to follow.]

        IN WITNESS WHEREOF, the parties have duly executed this Investment Management Trust Agreement as of the date first written above.

AMERICAN STOCK TRANSFER & TRUST COMPANY, as Trustee

By:
Name: Title:

THIRD WAVE ACQUISITION CORP.

By:
Name: Title:

EXHIBIT A

[LETTERHEAD OF COMPANY]

[DATE]

American Stock Transfer & Trust Company
59 Maiden Lane
New York, New York 10038
Attn: George Karfunkel

Re:
Trust Account No. [                        ] Termination Letter

Gentlemen:

        Pursuant to Section 1(l) of the Investment Management Trust Agreement (the "Trust Agreement") between Third Wave Acquisition Corp. (the "Company") and American Stock Transfer & Trust Company (the "Trustee"), dated as of [                        ], 2008 (the "Trust Agreement"), this is to advise you that the Company has entered into an agreement with                        (the "Target Business") to consummate a business combination with Target Business (a "Business Combination") on or about [INSERT DATE]. The Company shall notify you at least 48 hours in advance of the actual date of the consummation of the Business Combination (the "Consummation Date"). Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Trust Agreement.

        Pursuant to Section 2(e) of the Trust Agreement, we are providing you with [an affidavit] [a certificate] of                        , which verifies the vote of the Company's stockholders in connection with the Business Combination. In accordance with the terms of the Trust Agreement, we hereby authorize you to commence liquidation of the Trust Account to the effect that, on the Consummation Date, all of the funds held in the Trust Account will be immediately available for transfer to the account or accounts that the Company and Deutsche Bank shall direct in writing on the Consummation Date.

        On the Consummation Date, (i) counsel for the Company ("Company Counsel") shall deliver to you written notification that the Business Combination has been consummated and (ii) the Company shall deliver to you written instructions (the "Instruction Letter") with respect to the transfer of the funds held in the Trust Account, including, but not limited to, (a) funds to be delivered to any Public Stockholder that has properly exercised its conversion rights (as described in the Registration Statement), (b) pursuant to the terms of the Underwriting Agreement (the "Underwriting Agreement"), dated as of                        , 2008, among the Company and Deutsche Bank Securities Inc. ("Deutsche Bank") (on behalf of the several underwriters), the portion of the Property attributable to the Deferred Discount, subject to reduction to the extent the Company's stockholders exercise conversion rights, such reduction as described in the Underwriting Agreement, and (c) the portion of the Property to be released to the Company in connection with the consummation of the Business Combination.

        You are hereby directed and authorized to transfer the funds held in the Trust Account immediately upon your receipt of Company Counsel's notification and the Instruction Letter, in accordance with the terms of the Instruction Letter. In the event that certain deposits held in the Trust Account may not be liquidated by the Consummation Date without penalty, you will notify the Company of the same and the Company shall direct you as to whether such funds should remain in the Trust Account and be distributed after the Consummation Date to the Company or, with respect to the Deferred Discount, to Deutsche Bank (on behalf of the several underwriters); provided, however, that if the Company does not direct you to release the Deferred Discount within ten business days after the Consummation Date, you shall release such Deferred Discount to Deutsche Bank (on behalf of the several underwriters) upon a written request from Deutsche Bank. Upon the distribution of all the funds in the Trust Account pursuant to the terms hereof, the Trust Agreement shall be terminated.

        In the event that the Business Combination is not consummated on the Consummation Date described in the notice thereof and we have not notified you on or before the original Consummation Date of a new Consummation Date, then the funds held in the Trust Account shall be reinvested as provided in the Trust Agreement on the business day immediately following the Consummation Date as set forth in the notice.

Very truly yours,
THIRD WAVE ACQUISITION CORP.
By:
Name:
Title:

EXHIBIT B

[LETTERHEAD OF COMPANY]

[DATE]

American Stock Transfer & Trust Company
59 Maiden Lane
New York, New York 10038
Attn: George Karfunkel

Re:
Trust Account No. [                        ] Termination Letter

Gentlemen:

        Pursuant to Section 1(l) of the Investment Management Trust Agreement (the "Trust Agreement") between Third Wave Acquisition Corp. (the "Company") and American Stock Transfer & Trust Company (the "Trustee"), dated as of [                        ], 2008 (the "Trust Agreement"), this is to advise you that the Company has been dissolved due to the Company's inability to effect a Business Combination within the time frame specified in the Registration Statement. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Trust Agreement.

        In accordance with the terms of the Trust Agreement, we hereby authorize you to commence liquidation of the Trust Account as promptly as practicable to stockholders of record as of the Termination Date. You will notify the Company in writing as to when all of the funds in the Trust Account will be available for immediate transfer in accordance with the terms of the Trust Agreement, the Amended and Restated Certificate of Incorporation of the Company and the Company's instructions. You shall commence distribution of funds in accordance with the terms of the Trust Agreement, the Amended and Restated Certificate of Incorporation of the Company and the Company's instructions, and you shall oversee the distribution of the funds. Upon the distribution of all the funds in the Trust Account, your obligation under the Trust Agreement shall be terminated.

Very truly yours,
THIRD WAVE ACQUISITION CORP.
By:
Name:
Title:

EXHIBIT C

AUTHORIZED INDIVIDUAL(S) FOR TELEPHONE CALL BACK	AUTHORIZED TELEPHONE NUMBER(S)
Company:
Third Wave Acquisition Corp. 591 West Putnam Avenue Greenwich, Connecticut 06830 Attn: Barry S. Sternlicht, Chief Executive Officer	(203) 422-7702
Trustee:
American Stock Transfer & Trust Company 59 Maiden Lane New York, New York 10038 Attn: George Karfunkel	(718) 921-8201
Deutsche Bank:
Deutsche Bank Securities Inc. 60 Wall Street New York, NY 10005 Attn: Syndicate Manager	(212) 250-5845

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  Exhibit 10.1
INVESTMENT MANAGEMENT TRUST AGREEMENT
EXHIBIT A [LETTERHEAD OF COMPANY]
EXHIBIT B [LETTERHEAD OF COMPANY]
EXHIBIT C